Exhibit 1

Joint Filing Agreement

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common Stock of BPW Acquisition Corp. and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this 17th day of February, 2009.

By:	/s/ Joseph R. Perella
Name:	Joseph R. Perella

PERELLA WEINBERG PARTNERS ACQUISITION LP, by PWP
Acquisition GP LLC, its General Partner

By:	/s/ Joseph R. Perella
Name:	Joseph R. Perella
Title:	Authorized Signatory

PWP ACQUISITION GP LLC

By:	/s/ Joseph R. Perella
Name:	Joseph R. Perella
Title:	Authorized Signatory

PERELLA WEINBERG PARTNERS GROUP LP

By:	/s/ Joseph R. Perella
Name:	Joseph R. Perella
Title:	Authorized Signatory